EXHIBIT 10.26

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DEED

AMENDMENT AND OPTION

This Deed of Amendment and Option (this “Amendment and Option”) is dated as of September 25, 2006 among ATUGEN AG, (“Atugen”), a corporation incorporated under the laws of Germany, Robert-Rössle-Str. 10, D13125 Berlin Germany, QUARK BIOTECH, INC. (“QBI”), a corporation incorporated under the laws of California, 6536 Kaiser Drive, Freemont CA 94555, USA, QBI ENTERPRISES LTD (“QEL”), a corporation organized under the laws of Israel, Weizman Science Park, P.O. Box 4071, Nes Ziona 70400, Israel (QBI and QEL collectively, “Quark”), and PFIZER INC. (“Pfizer”), a corporation incorporated under the laws of Delaware, 235 East 42nd Street, New York, NY 10017, USA.

WHEREAS, Atugen owns certain patents and/or patent applications as well as related know-how, technology and scientific and technical information relating to siRNA molecules directed to silencing the RTP801 gene which have been licensed by Atugen to Quark pursuant to the Atugen License (as hereinafter defined);

WHEREAS, Pfizer and Quark will be entering into the Quark License (as hereinafter defined) relating to siRNA molecules directed to silencing the RTP801 gene under which Quark grants to Pfizer, inter alia, exclusive sublicenses under patents and related know-how, and scientific and technical information licensed by Atugen to Quark pursuant to the Atugen License;

WHEREAS, in connection with the Quark License, Pfizer has requested certain clarifications regarding the Atugen License; and

WHEREAS, in order to assure to Pfizer the full enjoyment of all rights to be granted to Pfizer under the Quark License, Pfizer desires to obtain an option to acquire under certain circumstances from Atugen certain licenses from Atugen relating to siRNA molecules directed to silencing the RTP801 gene.

NOW, THEREFORE, in consideration of the mutual covenants and agreements provided herein, the parties have executed this Amendment and Option:

I.      Definitions. For purposes of this Amendment and Option the following definitions shall be applicable:

A.    Save as otherwise provided herein, all terms defined in the License Agreement (as hereinafter defined) when used herein shall have their defined meanings as specified in the License Agreement.

B.    “Atugen License” means the Collaboration Agreement, dated December 6, 2004, among Atugen, QBI and QEL, as amended by the Amendment dated May 25, 2006.

C.    “Quark License” means the license agreement between QBI and Pfizer in the form set forth in Exhibit A, or such amended form upon which QBI and Pfizer may agree from time to time, subject to Section III C below, attached hereto and made a part hereof.

D.    “License Agreement” means the license agreement between Atugen and Pfizer in the form set forth in Exhibit B, attached hereto and made a part hereof, as amended from time to time in accordance with its terms.

II.    Grant of Option.   Atugen hereby grants to Pfizer, and Pfizer hereby accepts, an option to acquire an exclusive license to the Atugen Existing IP and the Joint Program IP subject to the terms and conditions of the License Agreement. The terms of said license are those contained in the License Agreement which shall become effective as provided herein. The option granted hereunder shall be exercisable by Pfizer in the event the Atugen License is terminated or under any circumstances under which Quark shall no longer, pursuant to the Atugen License, have license rights to the Atugen Existing IP or the Joint Program IP. Upon the occurrence of such termination of the Atugen License or such loss of such license rights, Atugen shall promptly notify Pfizer, and, within thirty (30) days of receipt of such notice, Pfizer shall have the right, at its sole discretion, to exercise the option granted hereunder. The option shall be exercised by Pfizer by sending a notice to Atugen, stating Pfizer’s desire to exercise the option provided herein; thereafter Atugen and Pfizer shall promptly sign and deliver in duplicate the License Agreement, to be dated the date of such execution, whereupon the License Agreement shall become effective as of the date on which Quark shall have no longer any license rights to the Atugen Existing IP or the Joint Program IP.

III.   Amendment of Atugen License and Approval and Terms of Quark License.

A.    Notwithstanding to the contrary any provisions of the Atugen License, (i) Quark shall be deemed to be in full compliance with the provisions of the Atugen License by entering into and performing the Quark License in accordance with its terms, and (ii) Pfizer shall have no obligations or liability to Atugen or to Quark pursuant to the Atugen License.

B.    Atugen hereby consents and agrees to the execution, delivery and performance by Quark and Pfizer of the Quark License. To the extent that any of the provisions of the Quark License are inconsistent or conflict with the terms of the Atugen License, the terms of the Quark License shall take precedence, and Atugen and Quark waive any such conflict. To the extent that any of the provisions of the Quark License are inconsistent or conflict with the terms of this Amendment and Option, the terms of this Amendment and Option shall take precedence, and QBI and Pfizer waive any such conflict.

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C.    Pfizer and Quark agree not to amend or modify Sections 1.14 (Extended Royalty Term), 1.24 (Initial Royalty Term), 1.31 (Net Sales), 1.49 (Royalty Term), 5.1 to 5.13, 6.1 to 6.6 and 7.9 of the Quark License, and Quark agrees not to waive any right or interest it has under any such provision of the Quark License, in each case in any manner which would materially restrict, limit, impede or prejudice the benefits which Atugen is entitled under the Atugen Licence (as amended by this Amendment and Option) or the License Agreement in connection with the Quark License. Pfizer and Quark further agree to procure that no assign or successor in title at any time to their respective rights under the Quark Licence makes any such amendment or modification or, in the case of Quark, waiver. For clarity, the parties hereto agree that amendment, modification or waiver of any section of the Quark License that is not listed above in this Section III(C) would not materially restrict, limit, impede or prejudice the benefits which Atugen is entitled under the Atugen Licence (as amended by this Amendment and Option) or the License Agreement in connection with the Quark License.

D.    Atugen and Quark agree not to amend or modify the Atugen License which would restrict, limit, impede or prejudice in a material manner the exercise by Pfizer of its rights under the Quark License, this Amendment and Option or the License Agreement.

E.              Atugen and Quark hereby amend and clarify, with Pfizer’s consent, the Atugen License, as follows:

1.     All licenses granted by Quark to Atugen under Section 6.1 of the Atugen License are hereby terminated and all obligations of Atugen pursuant to the Atugen License, whose lawful performance depends on Atugen having the continued benefit of any such license are also hereby terminated.

2.     All intellectual property rights of Quark arising under the Atugen License have been and remain vested solely in QBI rather than QEL, which has been performing research and development services on behalf of QBI.

3.     References in Sections 4.8.1 and 4.8.4 of the Atugen License to “best efforts” are hereby amended to be “commercially reasonable efforts.”

4.     (a)   Section 8.1.2 of the Atugen License is hereby deleted and replaced by the following wording:

“For Products that are developed and/or sold by sub-licensees, Atugen shall be entitled to receive a royalty of [ * ] of the Sublicense Royalties. For purposes of this Section, and in the case where Pfizer Inc. is the sublicensee, the Sublicense Royalties shall be the payments due from Pfizer Inc. to Quark under Sections 5.7 and/or 5.8, subject to Sections 5.9 to 5.12 inclusive and under Section 7.9, of the sublicence from Quark to Pfizer Inc.”

(b)   In Section 8.2.2 of the Atugen License, the words “…necessary to commercialize such Party’s Products (the “Royalty Offset”) against the royalties payable by the

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commercializing Party to the other Party…” shall be deleted and replaced with the words “…necessary to commercialize such Party’s Products (the “Royalty Offset”) against the royalties payable by the Royalty Paying Party under Sections 8.1.1 or 8.1.2…”.

(c)       In Section 8.2.3 of the Atugen License, the percentage figure of [ * ] shall be replaced by the percentage figure of [ * ].

(d)       In Section 8.3 of the Atugen License, the percentage and percentage figure of [ * ] shall be replaced by the percentage and percentage figure of [ * ] in respect of the first milestone payment to be made by Pfizer to QBI pursuant to Section 5.1 of the Quark License and by the percentage and percentage figure of [ * ] in respect of all other milestone payments to be made by Pfizer to QBI pursuant to Sections 5.1 to 5.5 inclusive of the Quark License. For clarity, no payments shall be due to Atugen arising out of payments made under Sections 4.8 to 4.12 inclusive of the Quark License.

(e)       The “Products” definition in Section 1 of the Atugen License is hereby deleted and replaced by the following:

“‘Products’ means RNAi products that are (i) based on the Atugen Existing IP or discovered, developed or produced using the Atugen Existing IP, (ii) based on the Quark Existing IP and (iii) directed to the 801 gene.”

5.     The second sentence of Section 12 of the Atugen License is hereby amended to read in full as follows:  “The arbitration shall be conducted in London, England, according to the rules of the London Court of International Arbitration (“LCIA”) and the laws of England.”

6.     Atugen consents to Quark’s delegation to Pfizer, in accordance with the Quark License, of responsibility and control over the prosecution and enforcement of the Joint Patents (as defined in the Atugen License) which are currently being prosecuted by Quark. Atugen shall not have the right or obligation to enforce Atugen Existing IP or the Joint Patents relating to the QBI Products; provided, however, that Quark shall pay to Atugen [ * ] of any damages, settlements, accounts of profits or other financial compensation received by Quark pursuant to Section 7.9 of the Quark License.

7.     So long as the Quark License remains in effect, Quark shall be deemed to have satisfied the Development Milestones of Section 11.4 of the Atugen License (as defined in the Atugen License). If the Quark License terminates for any reason, then:

(a)   The sole remaining Development Milestone under the Atugen License applicable to Quark shall be to [ * ] within [ * ] from termination of the Quark License (and all other Development Milestones shall be cancelled); and

(b)   If Quark thereafter grants a sublicense under the Atugen License, there shall be no Development Milestones, but Quark and the new sublicensee(s) shall remain

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obligated to use commercially reasonable efforts to develop a QBI Product (as defined in the Atugen License).

IV.   Atugen Warranties. Atugen hereby warrants to Pfizer that:

A.    Other than the Atugen License, Atugen has not entered into any agreement with any other person or firm granting any rights or licenses to the Atugen Existing IP or the Joint Program IP to conduct activities within the scope of the licenses granted to Pfizer in Sections 3.1 and 3.2 of the License Agreement.

B.    Atugen has the corporate power and authority to execute and deliver this Amendment and Option and to perform its obligations hereunder, and the execution, delivery and performance of this Amendment and Option by Atugen has been duly and validly authorized and approved by proper corporate action on the part of Atugen.

C.    The Atugen License is in full force and effect. To Atugen’s knowledge, all payments to date required to be made under the Atugen License by Quark have been made.

D.    Schedules A1, A2 and A3 to the License Agreement contains a complete listing of all of the patents and patent applications owned or controlled by Atugen or any of its Affiliates relating to siRNA molecules directed to silencing of the RTP801 gene which have been licensed to Quark under the Atugen License.

V.    Pfizer Warranties. Pfizer hereby warrants to Atugen that:

A.    Pfizer has the corporate power and authority to execute and deliver this Amendment and Option and to perform its obligations hereunder, and the execution, delivery and performance of this Amendment and Option by Pfizer has been duly and validly authorized and approved by proper corporate action on the part of Pfizer.

B.    Other than the Quark License, Pfizer has not entered into any agreement with Quark in relation to the Atugen Existing IP or the Joint Program IP.

VI.   Pfizer and Quark Warranty. Pfizer and Quark hereby jointly and severally warrant to Atugen that no agreements, other than the Quark License in the form set forth in Exhibit A, exist between them, and that such form is a complete and accurate copy of the agreement to be entered into between them.

VII.  Term and Termination. Sections I, VII and VIII of this Amendment and Option shall be effective as of the date first set forth above. The remaining Sections of this Amendment and Option shall be effective as of the later of the date first set forth above and the date which the Quark Licence comes into full force and effect. This Amendment and Option shall terminate if for any reason the Quark License has not (a) been executed within [ * ] following the date first set forth above and become effective by [ * ], or (b) the Quark License has been terminated. Except in the event of such termination, this Amendment and Option shall remain in effect. In addition, upon [ * ] notice to Quark and Atugen, Pfizer shall have the right, at its sole discretion, to terminate all of its rights and obligations under this Amendment and Option, without

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prejudice to any rights or obligations which have accrued hereunder prior to the effective date of such termination. The provisions of Section III(E)(7)(a) above shall survive the termination of this Amendment and Option.

VIII.        Miscellaneous.

A.    Force Majeure. No party shall be liable for failure of or delay in performing obligations set forth in this Amendment and Option, and no party shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of such party.

B.    Assignment. This Amendment and Option shall not be assignable by any party without the prior consent of the other, except that any party may assign this Amendment and Option, in whole or in part, (i) to any affiliate of such party, provided, that in all cases the assigning party shall remain responsible for all obligations hereunder if its affiliate shall fail to perform hereunder, (ii) to any successor to substantially all of such party’s business or assets, (iii) to a third party in circumstances where such party is required to, or reasonably believes based on advice of counsel, that it will be required to, divest any of the Licensed Products (as defined in the Quark License) in order to comply with applicable laws or the order of any governmental authority as a result of a merger or acquisition, or (iv) by Atugen, QBI or QEL to a permitted assignee of the Atugen License.

C.    Governing Law. This Amendment and Option shall be governed by the laws of England in all respects of validity, construction and performance thereof. The parties submit to the non-exclusive jurisdiction of the English courts.

D.    Notices. Any notice, consent, approval reports, requests and communication hereunder this Amendment and Option shall be in writing sent by registered airmail or by facsimile (confirmed by such registered mail) and addressed as follows:

If to Pfizer:	If to Atugen:

Pfizer Inc.	Atugen AG
235 East 42nd Street	Robert-Rössle-Str. 10
New York, N.Y. 10017	D13125 Berlin Germany
Attention: General Counsel	Attention: Thomas Christély
Fax: 212-808-8924	Fax: +49 30 9489 2801

If to Quark:

Quark Biotech Inc.	QBI Enterprises Limited
6536 Kaiser Drive	Weizman Science Park
Freemont, CA 94555	P.O. Box 4071
Attention: Daniel Zurr, Ph.D.	Nes Ziona 70400, Israel
Fax: (510) 402-4021	Attention: Daniel Zurr, Ph.D.
Fax: 972-8.940.6476

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All notices shall be deemed to be effective five days after posting if sent by registered post, and upon delivery as indicated on the facsimile activity report if sent by facsimile. In case any party changes its address at which notice is to be received, written notice of such change shall be given without delay to the other party.

E.     Entire Agreements, Amendments. This Amendment and Option (together with the Schedule and Exhibits hereto and all other agreements referred to herein or in said Exhibits) sets forth the entire agreement and understanding among the parties hereto as to the subject matter hereof and supercedes all agreements or understandings, verbal or written, made among Atugen, QBI, QEL and Pfizer before the date hereof with respect to the subject matter hereof. None of the terms or this Amendment and Option shall be amended, supplemented or modified except in writing signed by the parties hereto.

F.     Severability. If and solely to the extent that any provision of this Amendment and Option shall be invalid or unenforceable, or shall render this Amendment and Option to be unenforceable or invalid, such offending provision shall be of no effect and shall not effect the validity of the remainder of this Amendment and Option or any of its provisions; provided, however, the parties shall use their respective reasonable efforts to renegotiate the offending provisions to best accomplish the original intentions of the parties.

G.    Waivers. Any term or condition of this Amendment and Option may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party or parties waiving such term or condition. The waiver by any party of any term or condition of this Amendment and Option or the failure on the part of any party, on one or more instances, to enforce any of the provisions of this Amendment and Option or to exercise any right or privilege, shall not be deemed or construed to be a waiver of such term or condition for any similar instance in the future or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Amendment and Option shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement.

H.    Binding Effect. This Amendment and Option shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

I.      Counterparts. This Amendment and Option may be executed in any two or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

J.     Headings. Headings in this Amendment and Option are included herein for ease of reference only and shall have no legal effect. References to Sections, Schedules and Exhibits are to Sections, Schedules and Exhibits of this Amendment and Option unless otherwise specified.

K.    Publicity. No party hereto shall make any public announcements regarding the terms of this Amendment and Option or events or performance hereunder except as may be required by a

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party to comply with any legal requirements or as the parties may agree in writing. The parties hereby agree that a public announcement in the form of that set out in Exhibit C may be released by Atugen following execution and delivery of this Amendment and Option by the parties and the execution and delivery of the Quark License by Quark and Pfizer.

L.     Third Party Rights. The Contracts (Rights of Third Parties) Act 1999 shall not apply to this agreement and no rights or benefits expressly or impliedly conferred by it shall be enforceable under that Act against the parties to it by any other person.

M.   Waivers. Quark and Atugen each confirms that the other is in compliance in all respects with its obligations under the Atugen License and waives, in full and final satisfaction, any claims and entitlements whatsoever that it may have in respect of any breach by the other of any such obligation.

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IN WITNESS WHEREOF, the parties hereto have caused this Deed of Amendment and Option to be executed as of the date first written above by their duly authorized officers.

Executed as a Deed by		Executed as a Deed by
ATUGEN AG acting by its		PFIZER INC. acting by its
authorized signatory		authorized signatory

By:	/s/ T. Christely, /s/ K. Giese	By:	/s/ Lisa Ricciardi
Name: T. Christely, K. Giese		Name: Lisa Ricciardi
Title: CEO, CSO		Title: SVP Licensing & Development

Executed as a Deed by		Executed as a Deed by
QUARK BIOTECH, INC.		QBI ENTERPRISES, LTD.
acting by its authorized signatory		acting by its authorized signatory

By:	/s/ Daniel Zurr	By:	/s/ Daniel Zurr
Name: Daniel Zurr		Name: Daniel Zurr
Title: CEO		Title: CEO

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{EXHIBIT 10.27}

{This Exhibit 10.27 has been filed separately as an exhibit to the Quark Biotech, Inc. Registration Statement on Form S-1 in executed form.}

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EXHIBIT B

DEED

LICENSE AGREEMENT

This DEED OF LICENSE AGREEMENT (this “Agreement”), dated                  ,        (“Effective Date”), between ATUGEN AG (“Atugen”), a corporation incorporated under the laws of Germany, Robert-Rössle-Str. 10, D13125 Berlin, Germany, and PFIZER INC. (“Pfizer”), a corporation organized under the laws of Delaware, 235 East 42nd Street, New York, New York 10017, USA.

WHEREAS, Atugen owns certain patents and/or patent applications as well as related know-how, technology and scientific and technical information relating to siRNA molecules directed to silencing the RTP801 gene; and

WHEREAS, Pfizer desires to acquire from Atugen an exclusive license under said patents, applications, know-how, technology and scientific and technical information, and Atugen is agreeable to granting such license pursuant to the terms of this Agreement.

NOW, THEREFORE, Pfizer and Atugen have executed this Agreement:

ARTICLE 1

DEFINITIONS

For purposes of this Agreement, the following definitions shall be applicable:

1.1           “Affiliate” means any entity directly or indirectly controlled by, controlling, or under common control with, a party to this Agreement, but only for so long as such control shall continue. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) of an entity means possession, direct or indirect, of  (a) the power to direct or cause direction of the management and policies of such entity (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (b) at least 50% of the voting securities (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests of such entity.

1.2           “Amendment and Option” means the Amendment and Option, dated as of September 25, 2006, among Atugen, Pfizer and Quark and QEL, of which this License Agreement is Exhibit B attached thereto.

1.3           “Atugen Background Technology” means any and all inventions, discoveries, methods

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and processes, improvements, Know-How, technical information, data or other technology that is heretofore or hereafter discovered, conceived, made, developed and/or reduced to practice by Atugen or its Affiliates, or owned in whole or in part by, or licensed (with a right to sublicense) to Atugen or its Affiliates and relates to: (i) [ * ], as well as any and all intellectual property rights therein, including without limitation Patent Rights, copyright, trademark or trade secret rights. Atugen Background Technology includes, without limitation, the Patent Rights as of December 6, 2004 as identified in Schedule Al. The term Atugen Background Technology does not include the Atugen Program IP.

1.4           “Atugen Existing IP” means the Atugen Background Technology and the Atugen Program IP.

1.5           “Atugen License” means the Collaboration Agreement, dated December 6, 2004, among Atugen, Quark and QEL, as amended by (i) the Amendment to Collaboration Agreement, dated May 25, 2006 and (ii) the Amendment and Option.

1.6           “Atugen Program IP” means certain stabilized, chemically modified siRNA molecule(s) directed to silencing the human 801 gene and the mouse 801 gene that have been developed by Atugen prior to December 6, 2004 and certain lipids and liposome based formulations, as identified in Schedule A2 hereto, and any and all intellectual property rights therein, including, without limitation, the Patent Rights identified in Schedule A2, copyright, trade-mark or trade secret rights.

1.7           “Commercially Reasonable Efforts” means those efforts and resources that Pfizer would use were it developing or commercializing its own pharmaceutical products that are of similar market potential as the Licensed Products, taking into account product labeling or anticipated labeling, present and future market potential, past performance, [ * ], medical and clinical considerations, present and future regulatory environment and competitive market conditions, all as measured by the facts and circumstances at the time such efforts are due.

1.8           “Drug Product” means the Product formulated (such as e.g. using liposome-based Atugen Background Technology) for administration to man.

1.9           “Joint Program IP” means all inventions, discoveries, Know-How, trade secrets, Patent Rights, methods, information, data, or materials that are first made, invented, discovered or reduced to practice by either Atugen or Quark/QEL in the conduct of the Joint Research Program or the Joint Development Program, as defined in the Atugen License. The Joint Program IP shall include, without limitation, the Patent Rights directed to

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specific anti-801 siRNAs, as set forth in Schedule A3.

1.10         “Know-How” means unpatented technical and other information, including information comprising or relating to concepts, discoveries, inventions, data, designs, formulae, ideas, methods, models, assays, research plans, procedures, designs for experiments and tests and results of experimentation and testing (including results of research or development) processes (including manufacturing processes, specifications and techniques), laboratory records, chemical, pharmacological, toxicological, clinical, analytical and quality control data, trial data, case report forms, data analyses, reports or summaries and information contained in submissions to, and information from, ethical committees and regulatory authorities.

1.11         “Licensed Products” means Products and Drug Products for the treatment of human diseases other than cancer.

1.12         “Net Sales” means nets sales of Pfizer, its Affiliates and sublicenses as defined in the Quark License.

1.13         “Patent Rights” means any and all (a) patents, (b) pending patent applications, including, without limitation, all provisional applications, continuations, continuations-in-part, divisions, reissues, renewals, and all patents granted thereon, and (c) all patents-of-addition, reissue patents, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including, without limitation, supplementary protection certificates or the equivalent thereof.

1.14         “Pfizer Quarter” means each of the four (4) thirteen (13) week periods (i) with respect to the United States, commencing on January 1 of any year, and (ii) with respect to any country other than the United States, commencing on December 1 of any year.

1.15         “Products” means RNAi products that are (i) based on the Atugen Existing IP or discovered, developed or produced using the Atugen Existing IP, (ii) based on the Quark Existing IP and (iii) directed to the 801 gene.

1.16         “QEL” means QBI Enterprises Ltd.

1.17         “Quark” means Quark Biotech, Inc.

1.18         “Quark License” means the License Agreement between Pfizer and Quark in the form

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attached as Exhibit A to the Agreement and Option.

1.19         “Quark Existing IP” means the present and future Patent Rights and Know-How owned by Quark and directed to [ * ] and methods of treatment of diseases using these, including but not limited to rights to patents and patent applications listed in Schedule B.

ARTICLE 2

LICENSE

2.1           Subject to the terms of this Agreement, Atugen hereby grants to Pfizer an exclusive, royalty bearing, world-wide license, with the right to sublicense as set forth in Section 2.2, under the Atugen Existing IP and the Joint Program IP to develop, make, have made, use, sell, offer for sale and import Licensed Products.

2.2           The granting and acceptance of the above license is subject to the following conditions:

(a)           Pfizer shall pay all future costs connected with the development, regulation and commercialization of the Licensed Products, including but not limited to the costs of complying with applicable government testing, approvals and regulations; and

(b)           Pfizer shall use Commercially Reasonable Efforts with respect to the development, registration and commercialization of the Licensed Products.

(c)           Pfizer shall have the right to grant sublicenses hereunder; provided, however, Pfizer shall remain fully responsible for all its obligations under this Agreement.

(d)           Upon the expiration of the term with respect to each country as provided in Article 7 Pfizer shall have a fully paid up license to all Atugen Existing IP and Joint Program IP with respect to such country.

ARTICLE 3

ROYALTIES AND MILESTONES

3.1           Notwithstanding the fact that the Atugen License is no longer in effect, or that Quark and QEL no longer have license rights to the Atugen Existing IP or the Joint Program IP pursuant to the Atugen License, as applicable, Pfizer shall pay to Atugen the following percentages of the amounts payable by Pfizer to Quark under the terms of the Quark License:

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(a)   [ * ] of the initial milestone payment to which Quark is or would be entitled under Section 5.1 of the Quark License to the extent such relates to Licensed Products; and

(b)   [ * ] of all other milestone payments to which Quark is or would be entitled under Sections 5.1, 5.2, 5.3, 5.4 and/or 5.5 of the Quark License to the extent such relate to Licensed Products, excluding the initial milestone payment referred to in article 3.1(a) above; and

(c)   [ * ] of the royalty payments to which Quark is or would be entitled under Sections 5.7 and/or 5.8, subject to Sections 5.9 to 5.12 inclusive, of the Quark License to the extent such relate to Licensed Products.

3.2           All of the amounts specified in Section 3.1 shall be computed as specified in the Quark License and shall be otherwise subject to all of the provisions of the Quark License. Any such amounts paid or due to Atugen prior to termination of the Atugen License, or Quark and QEL no longer having license rights to the Autgen Existing IP or the Joint Program IP pursuant to the Atugen License, as applicable, shall not be subject to the provisions of Section 3.1, and Atugen shall have no claims against Pfizer regarding such amounts. Nothing herein shall affect Atugen’s right to its share of the milestone and royalty payments received by Quark from Pfizer under the Quark License prior to the date hereof, as set forth in the Atugen License.

ARTICLE 4

ACCOUNTING AND PROCEDURES FOR PAYMENTS

Payments hereunder shall be subject to the following provisions:

4.1           Sales between or among Pfizer or its Affiliates shall not be subject to royalties under Section 3; royalties shall only be calculated upon bona fide Net Sales to an independent third party.

4.2           Pfizer shall make royalty payments (payable under Sections 3.1 and 3.2) to Atugen on Net Sales with respect to each Pfizer Quarter within [ * ] after the end of each such period,

and each payment shall be accompanied by a report identifying the Licensed Products, Net Sales, and the amount payable to Atugen, as well as computation thereof. Said reports shall be kept confidential by Atugen and not disclosed to any other party other than Atugen’s accountants and Atugen’s governing board, and such accountants and board members shall be obligated to keep such information confidential.

4.3           All payments hereunder shall be made by electronic transfer in immediately available funds via either a bank wire transfer, an ACH (automated clearing house) mechanism, or any other means of electronic funds transfer, at Pfizer’s election, to such bank accounts as Atugen shall designate in writing at least five (5) Business Days before the payment is due. All payments under this Agreement shall bear interest from the date due until paid at a rate equal to the [ * ]. All payments shall be computed and paid in United States dollars. For the purpose of determining the amount of royalty payments due for the relevant Pfizer Quarter, the amount of Net Sales in any foreign currency shall be converted into United States Dollars in a manner consistent with the methodology used to prepare Pfizer’s audited financial statements for external reporting purposes.

4.4           If any of the payments made by Pfizer hereunder become subject to withholding taxes under the laws of any jurisdiction, Pfizer shall deduct and withhold the amount of such taxes for the account of Atugen to the extent required by law, all such amounts payable to Atugen shall be reduced by the amount of taxes deducted and withheld, and Pfizer shall pay the amounts of such taxes to the proper governmental authority in a timely manner and promptly transmit to Atugen an official tax certificate or other evidence of such tax obligations, together with proof of payment from the relevant governmental authority of all amounts deducted and withheld sufficient to enable Atugen to claim such payment of taxes.

4.5           Pfizer shall, and shall cause its Affiliates and sublicensees to, keep full and accurate books and records setting forth gross sales, Net Sales, and amounts payable to Atugen. Pfizer shall permit Atugen, at Atugen’s expense, by independent qualified public accountants employed by Atugen and acceptable to Pfizer, to examine such books and records at any reasonable time, but not later than [ * ] following the rendering of any such reports, accountings and payments. The foregoing right of review may be exercised only once with respect to each such periodic report and payment. Such accountants may be required by Pfizer to enter into a reasonably acceptable confidentiality agreement, and in no event shall such accountants disclose to Atugen any information other than such as relates to the accuracy of reports and payments made or due hereunder. The opinion of said independent accountants regarding such reports, accountings and payments shall be binding on the parties hereto. Atugen shall bear the cost of any such examination; provided that if the examination shows an underpayment of royalty payments of more than [ * ] of the amount due for the applicable period, then Pfizer shall promptly reimburse Atugen for all costs incurred in connection with such examination. Pfizer shall promptly pay to Atugen the amount of any underpayment of royalty payments (plus interest as provided in Section 4.3 above) revealed by an examination and review. Any overpayment of royalty payments by Pfizer revealed by an examination shall be fully

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creditable against future royalty payments due under Section 3.1.

ARTICLE 5

DISCLOSURE

Except as required by law, neither party shall (i) disclose to any third party any financial or other terms or conditions of this Agreement nor (ii) originate any publicity, news release or public announcement, written or oral, whether to the public, press, stockholders or otherwise, communicating the economic terms of this Agreement, or any of its specific terms or conditions, without the express prior consent of the other party which shall not be unreasonably withheld or delayed.

ARTICLE 6

PATENTS

6.1           Atugen and Pfizer shall cooperate in connection with the continued prosecution and maintenance by Atugen or Pfizer, as the case may be, of the Patent Rights listed on Schedules A1, A2 and A3 which identifies which party shall be responsible for the prosecution and maintenance of such Patent Rights. Each party shall pay all prosecution and maintenance costs for the full life of the Patent Rights for which it is responsible. Neither party shall abandon any Patent Rights without at least [ * ] prior written notice to the other. If either chooses to abandon such Patent Rights, the other party shall have the option to [ * ] such Patent Rights [ * ] and to continue the prosecution and maintenance of such Patent Rights and related applications [ * ]. Each party shall have reasonable access to all documentation, filings and communications to or from the respective patent offices and shall, upon request, be kept advised as to the status of all pending applications to the extent pertaining to Patent Rights licensed hereunder. Each party, its agents and attorneys will give due consideration to all suggestions and comments of the other party regarding any aspect of such patent prosecutions.

6.2           If any claim relating to the Patent Rights licensed hereunder becomes within any country the subject of a judgment, decree or decision of a court, tribunal, or other authority of competent jurisdiction, which judgment, decree, or decision is or becomes final (there being no further right of review) and adjudicates the validity, enforceability, scope, or infringement of the same, the construction of such claim in such judgment, decree or decision shall be followed thereafter in such country in determining whether any product is licensed hereunder, not only as to such claim but also as to all other claims in such country to which such construction reasonably applies. If at any time there are two or more conflicting final judgments, decrees, or decisions with respect to the same claim, the decision of the higher tribunal shall thereafter control, but if the tribunal be of equal rank, then the final judgment, decree, or decision more favorable to such claim shall control unless and until the majority of such tribunals of equal rank adopt or follow a less favorable final judgment, decree, or decision, in which event the latter shall control.

6.3           Each of the parties will promptly notify the other in the event of any potential infringement of the Patent Rights licensed hereunder by any third party or any claims of alleged infringement by Pfizer or Atugen with respect to the manufacture, use, sale, offer for sale or importation of Licensed Products. Pfizer shall have the right, but not the obligation, to defend or institute litigation in connection therewith, and any such litigation shall be at Pfizer’s expense; provided, however Atugen shall be entitled to receive [ * ] of any amounts to which Quark is or would be entitled under Section 7.9 of the Quark License. Atugen, upon request of Pfizer, agrees to join in any such litigation at Pfizer’s expense and to cooperate reasonably with Pfizer. If Pfizer fails to defend any action for alleged infringement by Pfizer or Atugen with respect to the manufacture, use, sale, offer for sale or importation of Licensed Products, Atugen shall have the right (but not the obligation) upon [ * ] prior notice to Pfizer, at Atugen’s expense, to defend any such litigation. Atugen shall not have the right to enforce any potential infringement of the Patent Rights licensed hereunder relating to the Licensed Products.

ARTICLE 7

TERM

This Agreement shall be effective as of the Effective Date and, unless earlier terminated as provided herein, shall remain in effect with respect to each country until the longer of (1) the expiration of the last to expire of the Patent Rights included within Atugen Existing IP or Joint Program IP with claims embracing the Licensed Products sold in such country and (2) other than with respect to the United States, a period of ten (10) years from the date of first commercial sale of the Licensed Products in such country. The provisions of Articles 1, 4, 5, 9 and 10 shall survive the expiration or termination of this Agreement, and the provisions of Section 2.2(d) shall survive expiration of this Agreement.

ARTICLE 8

TERMINATION

8.1           THIS AGREEMENT SHALL TERMINATE AS FOLLOWS:

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(a)           At any time Pfizer, upon [ * ] notice to Atugen, shall have the right, for any reason and at Pfizer’s sole discretion, to terminate this Agreement, whereupon this Agreement shall terminate [ * ] after the date of such notice, and all rights granted hereunder to Pfizer shall terminate.

(b)           Any default by Pfizer of its payment obligations hereunder that shall have continued for [ * ] after notice thereof was provided to Pfizer by Atugen; provided, that, in the event of a good faith payment dispute, such [ * ] cure period shall be extended until the [ * ] following the date on which such dispute is resolved; provided, further, that Pfizer shall pay Atugen any amounts not in dispute.

(c)           If either Pfizer or Atugen breaches or defaults (other than payment obligation under Article 3) in the performance or observance of any of the provisions which are material to this Agreement taken as a whole, and such breach or default is not cured within [ * ] after the giving of notice by the other party specifying such breach or default, the other party shall have the right to terminate this Agreement forthwith.

8.2           TERMINATION OF THIS AGREEMENT FOR ANY REASON SHALL BE WITHOUT PREJUDICE TO ATUGEN’S RIGHT TO RECEIVE ALL PAYMENTS ACCRUED UNDER SECTION 3 HEREOF PRIOR TO THE EFFECTIVE DATE OF SUCH TERMINATION AND ANY OTHER REMEDIES WHICH EITHER PARTY MAY OTHERWISE HAVE.

ARTICLE 9

INDEMNIFICATION

9.1   Pfizer agrees to indemnify, defend and hold harmless Atugen, its Affiliates and its and their directors, officers, agents and employees (the “Atugen Parties”) from and against any and all Losses (as hereinafter defined) incurred, suffered or sustained by the Atugen Parties from any claims, actions, suits, proceedings, liabilities or obligations arising out of or resulting from the development (including clinical trials), marketing, manufacture, use, processing, packaging, sale, offer for sale, importation, distribution of any Licensed Product, in each case by Pfizer, its Affiliates or sublicensees. The foregoing indemnity shall not apply to the extent that any Loss arises from or is the result of gross negligence or intentional misconduct on the part of the

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Atugen Parties. The foregoing indemnity shall also be subject to the provisions of Section 9.2.

9.2   In the event any third party asserts any claim in respect to any matter to which the indemnification in Section 9.1 relates, the Atugen Parties shall not make any admission concerning such claim, but shall promptly notify Pfizer of the claim, and Pfizer shall be entitled, but not obliged, to manage and control, at its sole expense, the defense of the claim and its settlement. The benefit of any indemnity by Pfizer under this Agreement in respect of any claim shall not apply to the Atugen Parties if any admission made by such party or any failure by such party to notify Pfizer of the claim materially prejudices the defense of such claim. If Pfizer elects to defend such claim, it shall give prompt notice to Atugen. If Pfizer does not give such notice and does not proceed diligently to defend the Atugen Parties within twenty (20) days after receipt of notice of the claim, Pfizer shall be bound by any defense or settlement made by the Atugen Parties and shall reimburse the Atugen Parties for its expenses related to the defense or settlement of the third party claim. If Pfizer elects to defend the claim and gives notice to Atugen and proceeds diligently to defend the Atugen Parties, then the Atugen Parties shall not settle any claim for which it is seeking indemnification without the prior consent of Pfizer. The Atugen Parties shall, if requested by Pfizer, and at Pfizer’s expense, cooperate in all reasonable respects in the defense of such a third party claim which is being managed and controlled by Pfizer. The Atugen Parties may, at its option and expense, be represented by counsel of its own choice in any action or proceeding arising out of such claim; provided, however, Pfizer shall not be liable for any litigation costs or expenses incurred without its consent, by the Atugen Parties, where such action or proceeding is under the control and management of Pfizer.

9.3   Any indemnification hereunder shall be made net of any insurance proceeds recovered by the Atugen Parties; provided, however, that if, following the payment of the Atugen Parties of any amount under this Section 9, such Atugen Party recovers any insurance proceeds in respect of the claim for which such indemnification payment was made, the Atugen Party shall promptly pay an amount equal to the amount of such proceeds (but not exceeding the amount of such indemnification payment) to Pfizer.

9.4   For purposes of this Section 9, “Losses” shall mean any and all damages, fines, fees, penalties, judgments, deficiencies, losses and expenses (including without limitation interest, court costs, reasonable fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

ARTICLE 10

MISCELLANEOUS

10.1         Force Majeure. No party shall be liable for failure of or delay in performing obligations set forth in this Agreement, and no party shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of such party.

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10.2         Assignment. This Agreement may not be assigned or otherwise transferred by either party without the prior written consent of the other party; provided, however, subject to this Section 10.2, either party may, without such consent, assign this Agreement and its rights and obligations hereunder in whole or in part: (i) to any of its respective Affiliates so long as such party shall remain jointly and severally liable with such Affiliate in respect of all obligations so assigned; (ii) in connection with the transfer or sale of all or substantially all of its assets or stock, or in the event of its merger or consolidation or similar transaction; or (iii) if such party or its Affiliates is required to, or reasonably believes that it will be required to, divest any of the Licensed Products or a competing product in order to comply with law or the order of any governmental authority as a result of a merger or acquisition. Any purported assignment in violation of this Section 10.2 shall be void. Subject to this Section 10.2, any permitted assignee shall assume all obligations of its assignor under this Agreement.

10.3         Governing Law. This Agreement shall be governed by the English law in all respects of validity, construction and performance thereof. The parties submit to the non-exclusive jurisdiction of the courts of England and Wales.

10.4         Notices. Any notice, consent, approval reports, requests communication hereunder this Agreement shall be in writing sent by registered airmail, postage prepaid, or by telex or facsimile (confirmed by such registered mail) and addressed as follows:

If to Pfizer:	If to Atugen:

Pfizer Inc. 235 East 42nd Street New York, New York 10017-5703 USA	Atugen AG Robert-Rössle-Str. 10 Berlin, Germany

Fax: 212-808-8924	Fax: +49 30 9489 2801
Attention: General Counsel	Attention: Thomas Christély

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All notices shall be deemed to be effective on the date of mailing. In case any party changes its address at which notice is to be received, notice of such change shall be given without delay to the other party.

10.5         Entire Agreements; Amendments. This Agreement, together with the Amendment and Option, sets forth the entire agreement and understanding between the parties hereto as to the subject matter hereof. None of the terms or this Agreement shall be amended, supplemented or modified except in writing signed by the parties hereto.

10.6         Severability. If and solely to the extent that any provision of this Agreement shall be invalid or unenforceable, or shall render this entire Agreement to be unenforceable or invalid, such offending provision shall be of no effect and shall not effect the validity of the remainder of this Agreement or any of its provisions; provided, however, the parties shall use their respective reasonable efforts to renegotiate the offending provisions to best accomplish the original intentions of the parties.

10.7         Waivers. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party or parties waiving such term or condition. Neither the waiver by any party of any term or condition of this Agreement nor the failure on the part of any party, on one or more instances, to enforce any of the provisions of this Agreement or to exercise any right or privilege, shall be deemed or construed to be a waiver of such term or condition for any similar instance in the future or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement.

10.8         Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

10.9         Further Assurances. Following the date hereof, Atugen and Pfizer shall, and shall cause each of their respective Affiliates to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary or otherwise reasonably requested by Pfizer or Atugen, to confirm and assure the rights and obligations provided for in this Agreement, and render effective the consummation of the transactions contemplated thereby.

10.10       Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party including, without limitation, any creditor of either party hereto. No third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against either party hereto.

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10.11       Counterparts. This Agreement may be executed in any two or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

10.12       Headings. Headings in this Agreement are included herein for ease of reference only and shall have no legal effect. References to Sections and Schedules are to Sections and Schedules of this Agreement unless otherwise specified.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their duly authorized officers.

EXECUTED AS A DEED BY	EXECUTED AS A DEED BY

ATUGEN AG ACTING BY ITS	PFIZER INC. ACTING BY ITS
AUTHORIZED SIGNATORY	AUTHORIZED SIGNATORY

By:	By:
Name:	Name:

Title:	Title:

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Schedule A1 – Atugen Background Technology

PUBLICATION NO.	APPLICATION NOS.	FILING DATE	PROSECUTING PARTY
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[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]

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PUBLICATION NO.	APPLICATION NOS.	FILING DATE	PROSECUTING PARTY
[ * ]	[ * ]	[ * ]	[ * ]

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Schedule A2 – Atugen Program IP

PUBLICATION NO.	APPLICATION NOS.	FILING DATE	PROSECUTING PARTY
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[ * ]	[ * ]	[ * ]	[ * ]
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[ * ]	[ * }	[ * }	[ * }	[ * }
[ * }	[ * }	[ * }	[ * }	[ * }

**Italicized documents in ( )  are claimed as priority.

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Schedule B – Quark Existing IP

Publication/Patent No.	Application No.	Filing date	Prosecuting Party
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